Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. Cadogan, Robert E. Switz and Jeffrey D. Pflaum, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-8 of ADC Telecommunications, Inc. ("ADC") relating to the registration of an additional 14,835,400 shares of ADC's Common Stock issuable under ADC's 1991 Stock Incentive Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

William J. Cadogan	Chairman of the Board, President and Chief Executive Officer (principal executive officer)
Robert E. Switz	Senior Vice President, Chief Financial Officer (principal financial officer)
Charles T. Roehrick	Vice President and Controller (principal accounting officer)
/s/ JOHN A. BLANCHARD III John A. Blanchard III	Director	March 9, 2000
/s/ JOHN J. BOYLE III John J. Boyle III	Director	March 9, 2000
/s/ JAMES C. CASTLE, PH.D. James C. Castle, Ph.D.	Director	March 9, 2000
/s/ B. KRISTINE JOHNSON B. Kristine Johnson	Director	March 9, 2000
/s/ JEAN-PIERRE ROSSO Jean-Pierre Rosso	Director	March 13, 2000
/s/ JOHN W. SIDGMORE John W. Sidgmore	Director	March 10, 2000
/s/ JOHN D. WUNSCH John D. Wunsch	Director	March 10, 2000
/s/ CHARLES D. YOST Charles D. Yost	Director	March 10, 2000